UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 5, 2004

Date of Report (Date of earliest event reported)

Presstek, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	0-17541	02-0415170
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

55 Executive Drive

Hudson, New Hampshire 03051-4903

(Address of Principal Executive Offices)

(603) 595-7000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On November 5, 2004, Presstek, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to that certain Asset Purchase Agreement dated July 13, 2004, as amended (the “Asset Purchase Agreement”) by and among the Company, A.B.Dick Company and certain of its affiliates (collectively, “A.B.Dick”), and subsequently completed its purchase of certain assets of A.B.Dick.  In July 2004, A.B.Dick filed for Chapter 11 bankruptcy protection. At the same time, the Company entered into the Asset Purchase Agreement with A.B.Dick pursuant to which a wholly-owned subsidiary of the Company would acquire the business and substantially all of the assets of A.B.Dick through the asset sale provisions of Section 363 of the U.S. Bankruptcy Code (the “Transaction”).  The Company paid approximately $40 million for certain assets of A.B.Dick and A.B.Dick Company Canada, Ltd., including the stock of A.B.Dick’s UK subsidiary, A.B.Dick, Ltd.  The Company’s bid was approved by the U.S. Bankruptcy Court, which issued a final Sale Order on November 3, 2004.

Among other things, the Second Amendment provides for changes to the Asset Purchase Agreement in order to (i) assume additional assets and liabilities of A.B.Dick, (ii) comply with the Bidding Procedures Order and Sale Order, each entered by the Bankruptcy Court, and (iii) waive certain A.B.Dick closing conditions in the Asset Purchase Agreement.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.  Additionally, the foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on July 13, 2004.  The press release issued by the Company on November 5, 2004 relating to the closing of the A.B.Dick acquisition is attached to this report as Exhibit 99.2.

Section 2 – Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The responses to Items 1.01 and 2.03 are incorporated herein by reference as the response to this item.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Transaction and the Asset Purchase Agreement, as amended, the Company and A.B.Dick’s current lender, Key Corporate Capital, Inc. entered into a Revolving Credit Agreement (the “DIP Credit Agreement”) with A.B.Dick and Paragon Corporate Holdings, Inc. to provide up to $7 million in debtor-in-possession financing, which DIP Credit Agreement was subsequently approved by the Bankruptcy Court.  The DIP Credit Agreement was repaid at the closing of the Transaction using the proceeds from the purchase price.  A portion of the Purchase Price was financed through a November 2004 amendment to the Company’s existing credit agreement  (the “Amended and Restated Credit Agreement”) with Citizens Bank New Hampshire, KeyBank National Association and BankNorth, N.A. (the “Lenders”).

The Amended and Restated Credit Agreement provides for additional working capital and capital expenditure financing, and refinances the Company’s existing credit facility in order to, among other things, finance the Transaction.  The Amended and Restated Credit Agreement increases the Company’s revolving credit facility up to $45 million and the Company’s term loan up to $35 million.  The Company borrowed from both facilities in the amount of approximately $38 million to fund the purchase price for the Transaction called for in the Asset Purchase Agreement, as amended.  The Company’s wholly-owned subsidiary that acquired the assets of A.B.Dick, ABD International, Inc. (f/k/a/ Silver Acquisitions Corp.), became an additional guarantor under the Amended and Restated Credit Agreement.  Additionally, the Company granted a security interest in all of its assets, including the assets purchased in the Transaction, in favor of the Lenders under the Amended and Restated Credit Agreement.

Pursuant to the Amended and Restated Credit Agreement, the Company must make payments (i) with respect to the term loan in consecutive quarterly installments commencing on March 31, 2005 with an initial installment in the amount of $250,000, and continuing quarterly installments in the amount of $1,750,000, with a final installment of all remaining principal and accrued and unpaid interest by November 4, 2009 and (ii) with respect to the revolving credit facility, of principal from time to time so that the aggregate amount outstanding does not exceed the maximum amount available under the revolving credit facility until such facility is due, which is no later than November 4, 2009.  The Company must also comply with certain financial and other covenants pursuant to the Amended and Restated Credit Agreement, as more fully described therein.  Borrowings under the Amended and Restated Credit Agreement bear interest at either (i) the London Interbank Offered Rate (“LIBOR”) plus applicable margins or (ii) the Prime Rate, as defined in the Amended and Restated Credit Agreement, plus applicable margins, which range from 1.25% to 4.0% for LIBOR or 0% to 1.75% for the Prime Rate, based on certain financial performance criteria.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is attached to this report as Exhibit 99.l and is incorporated herein by reference. Additionally, the foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s current report on Form 8-K filed on July 13, 2004.

Section 8 – Other Events

Item 8.01.  Other Events.

On November 4, the Company announced that the plaintiffs in the purported securities class action lawsuit brought against the Company, its former Chief Executive Officer Robert W. Hallman, and its former Chief Financial Officer Neil Rossen, have filed an appeal of the U.S. District Court’s recent dismissal of the suit.  A copy of the press release is attached to this report as Exhibit 99.3 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements

The financial statements required to be filed pursuant to this item in connection with the Transaction, if any, will be filed within the requisite time periods on an amendment to this current report on Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to this item in connection with the Transaction, if any, will be filed within the requisite time periods on an amendment to this current report on Form 8-K.

(c) Exhibits

2.1           Second Amendment to Asset Purchase Agreement between the Company and A.B.Dick Company dated November 5, 2004.

2.2           Amendment to Asset Purchase Agreement between the Company and A.B.Dick Company dated August 20, 2004.

99.1         Amended and Restated Credit Agreement among the Company, the Guarantors, Citizens Bank New Hampshire, KeyBank National Association and BankNorth, N.A. dated November 5, 2004.

99.2         Press release of Presstek, Inc. dated November 5, 2004 announcing the completion of its purchase of the assets of A.B.Dick Company.

99.3         Press release of Presstek, Inc. dated November 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC.

Date: November 12, 2004	By:	/s/ Moosa E. Moosa
Moosa E. Moosa
Vice President - Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amendment to Asset Purchase Agreement between the Company and A.B.Dick Company dated November 5, 2004.

2.2	Amendment to Asset Purchase Agreement between the Company and A.B.Dick Company dated August 20, 2004.

99.1	Amended and Restated Credit Agreement among the Company, the Guarantors, Citizens Bank New Hampshire, KeyBank National Association and BankNorth, N.A. dated November 5, 2004.

99.2	Press release of Presstek, Inc. dated November 5, 2004 announcing the completion of its purchase of the assets of A.B.Dick Company.

99.3	Press release of Presstek, Inc. dated November 4, 2004.